Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the statement of additional information in this Post-Effective Amendment to Registration Statement No. 333-248085 on Form N-1A of Alger Weatherbie Enduring Growth ETF, a separate series of The Alger ETF Trust.

/s/ Deloitte & Touche LLP

New York, New York

February 10, 2023